Exhibit 10.2

BorgWarner Inc.
2014 Stock Incentive Plan
Performance Share Award Agreement

You have been selected to receive a Performance Share Award under the BorgWarner Inc. 2014 Stock Incentive Plan (the “Plan”), as specified below:
Participant:
Address:
Target Number of Performance Shares:
Performance Period: January 1, 20___ to December 31, 20___
Performance Measure: Company’s Total Shareholder Return Percentile Rank Among Total Shareholder Return of Dow Jones U.S. Auto Parts (“DJUSAT”) Index Companies.
THIS AGREEMENT, effective ____________, 20__, represents the grant of Performance Shares by BorgWarner Inc., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.    Performance Period. The Performance Period commences on January 1, 20__, and ends on December 31, 20__.
2.    Value of Performance Shares. Each Performance Share shall represent and have a value equal to one share of common stock, par value $0.01, of the Company, subject to adjustment as provided in Section 4(e) of the Plan.
3.    Performance Shares and Achievement of Performance Goal. The number of Performance Shares to be earned under this Agreement shall be based upon the Company’s Total Shareholder Return as compared to the Total Shareholder Return of companies in the DJUSAT index (identified in Exhibit A) for the Performance Period.
For this purpose, “Total Shareholder Return” shall be determined as follows:
Total Shareholder        =    Change in Stock Price + Dividends Paid
        Return (“TSR”)                Beginning Stock Price

Exhibit 10.2

“Beginning Stock Price” shall mean the closing price as reported on the New York Stock Exchange Composite Tape of one (1) share of stock on the last trading day immediately prior to the first day of the Performance Period. “Ending Stock Price” shall mean the closing price as reported on the New York Stock Exchange Composite Tape of one (1) share of stock for the last trading day immediately prior to the end of the Performance Period. “Change in Stock Price” shall mean the difference between the Ending Stock Price and the Beginning Stock Price. Finally, “Dividends Paid” shall mean the total of all dividends paid on one (1) share of stock during the Performance Period, provided that dividends shall be treated as though they are reinvested on their respective ex-dividend dates.
Following the TSR determination, the Company’s Percentile Rank shall be determined as follows:

Percentile Rank		Company Rank minus one
	=	Total Number of Companies in the DJUSAT Excluding BorgWarner Inc.

Company Rank shall be determined by listing from highest TSR to lowest TSR each company in the DJUSAT (including the Company) and counting up from the company with the lowest TSR.
The percent of Target Number of Performance Shares earned shall then be determined based on the following chart:

Company’s Percentile Rank	Percent of Target Number of Performance Shares Earned

90th and above 75th 65th 50th 35th 25th Below 25th	200.000% 140.000% 100.000% 71.875% 43.750% 25.000% 0.000%
Interpolation shall be used to determine the percent of Target Number of Performance Shares earned in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above chart.

Exhibit 10.2

The Committee shall have no discretion to increase the number of Performance Shares earned under this Agreement (or the amount payable with respect thereto) in excess of the number of Performance Shares determined under this Section 3 (taking into consideration any pro rata adjustment in the event the Committee waives the requirement that the Participant be employed by the Company through the end of the Performance Period, as provided in Section 4 hereof).
4.    Termination Provisions. Except as provided in Section 11(a) of this Agreement and in the next paragraph, a Participant shall be eligible for payment of earned Performance Shares, as specified in Section 3, only if the Participant’s employment with the Company continues through the end of the Performance Period and the Participant does not give notice of the Participant’s voluntary Termination of Employment on or before the end of the Performance Period.
If a Participant suffers a Disability, dies, is terminated involuntarily without Cause during the Performance Period, or in the event of the Participant’s Retirement, the Committee, in its sole discretion, may waive the requirement that the Participant be employed by the Company through the end of the Performance Period. In such a case, the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) shall be eligible for all or that proportion of the number of Performance Shares earned under Section 3 (determined at the end of the Performance Period and based on actual results) that his number of full months of participation during the Performance Period bears to the total number of months in the Performance Period.
In the event of the Participant’s Termination of Employment for Cause, the Participant’s giving of notice of voluntary Termination of Employment or the Participant’s actual voluntary Termination of Employment during the Performance Period, or if the Committee does not exercise its discretion to waive the requirement that the Participant be employed by the Company through the end of the Performance Period in the event of the Participant’s Termination of Employment by reason of the Participant’s death, Disability, involuntary termination without Cause, or Retirement prior to the close of the Performance Period, the Participant shall forfeit this entire award, with no payment to the Participant. The Participant’s transfer of employment to the Company or any Subsidiary from another Subsidiary or the Company during the Performance Period shall not constitute a Termination of Employment.
5.    Dividends. The Participant shall have no right to any dividends which may be paid with respect to shares of Stock until any such shares are delivered to the Participant following the completion of the Performance Period.
6.    Form and Timing of Payment of Performance Shares. The earned Performance Shares shall be paid out one hundred percent (100%) in Stock. Payment of earned Performance Shares shall be made as soon as administratively practicable in the year after the year in which the Performance Period ends, but in any event, no later than March 15 of the year following the year in which the Performance Period ends.
7.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. At the request of the Company, the Participant will adopt a written plan that satisfies the requirements of Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934 under which the Participant

Exhibit 10.2

directs the sale of Performance Shares sufficient to satisfy federal, state, and local tax withholding requirements, with the sale to occur on the date the Performance Shares are paid under Section 6, provided that at the time of the Company’s request the Participant is not aware of material non-public information about the Company and the Participant is not subject to any blackout period.
8.    Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
9.    Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.
10.    Specific Restrictions Upon Shares. The Participant hereby agrees with the Company as follows:

(a)
The Participant shall acquire the shares of Stock issuable with respect to the Performance Shares granted hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws.

(b)
If any shares of Stock acquired with respect to the Performance Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Stock shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions.
11.    Miscellaneous.

(a)
Change in Control. As provided by Section 12 of the Plan, in the event of a Change in Control, the restrictions applicable to the Performance Shares granted under this Agreement that remain outstanding as of the date of the Change of Control shall lapse, the Performance Goal shall be deemed to have achieved at target level, and all other terms and conditions shall be deemed to have been satisfied. In the event that the Performance Period is shortened due to a Change in Control, the amount of the Performance Shares deemed

Exhibit 10.2

earned shall be prorated by multiplying the Target Number of Performance Shares by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Subject to Section 11(h) of this Agreement, payment shall be made in Stock or cash, at the discretion of the Committee, within thirty (30) days following the effective date of the Change in Control.

(b)
Adjustments to Shares. Subject to Plan Section 4(e), in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors of the Company may make such substitution or adjustments in the aggregate number and kind of shares of Stock subject to this Performance Share Award as it may determine, in its sole discretion, to prevent dilution or enlargement of rights.

(c)
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Participant or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Participant at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Attention: Executive Compensation, BorgWarner Inc., at its headquarters office or such other address as the Company may designate in writing to the Participant.

(d)
Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law, and not the law of conflicts, of the State of Delaware, except that questions concerning the relative rights of the Company and the Participant with respect to Shares, shall be governed by the corporate law of the State of Delaware.

(f)
Provisions of Plan. The Performance Shares provided for herein are granted pursuant to the Plan, and said Performance Shares and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

(g)	Code section 162(m). It is intended that payments pursuant to this Agreement to a Participant who is a “covered employee” within the meaning of section

Exhibit 10.2

162(m) of the Internal Revenue Code constitute “qualified performance-based compensation” within the meaning of section 1.162.27(e) of the Income Tax Regulations. To the maximum extent possible, this Agreement and the Plan shall be so interpreted and construed. Except in the case of a Change in Control, no amounts in excess of the number of Performance Shares earned under Section 3 of this Agreement (determined at the end of the Performance Period and based on actual results) shall be paid to the Participant. There shall be no waiver by the Committee of any payment limitations in the event of the Participant’s Retirement pursuant to Section 11(b)(iii) of the Plan.

(h)
Section 16 Compliance. If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, at least six months must elapse from the date of acquisition of the Performance Shares granted hereunder to the date of the Participant’s disposition of such Performance Shares or the underlying shares of Stock.

(i)	Year. All references to “year” in this Agreement refer to the calendar year.

Exhibit 10.2

IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate on the day and year first above written.
BORGWARNER INC.

By: _______________________

The undersigned hereby accepts, and agrees to, all terms and provisions of the forgoing Agreement.

__________________________
<Name>

Exhibit A
BorgWarner Inc.
Amended and Restated 2004 Stock Incentive Plan
Performance Share Award Agreement

Dow Jones U.S. Auto Parts Index Companies as of January 1, 2015

Autoliv Inc.

BorgWarner Inc.

Dana Holding Corporation

Delphi Automotive PLC

Gentex Corporation

Genuine Parts Company

Johnson Controls, Inc.

LKQ Corporation

Lear Corporation

Tenneco Inc.

TRW Automotive Holdings*

Visteon Corporation

WABCO Holdings Inc.

* TRW Automotive Holdings will be excluded from the peer group if its impending acquisition by ZF Friedrichshafen AG is completed during the performance period.